BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                  3500 CAREW TOWER
J. W. BROWN (1911-1995)            441 VINE STREET           JOANN M. STRASSER
JAMES R. CUMMINS              CINCINNATI, OHIO 45202        AARON A. VANDERLAAN
ROBERT S BROWN                TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN          TELECOPIER (513) 381-2125          OF COUNSEL
LYNNE SKILKEN                                                  GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN

         .........
                                                     March 10, 2000


AmeriPrime Advisors Trust
1793 Kingswood Drive
Southlake, Texas 76092

RE:      AMERIPRIME ADVISORS TRUST,  FILE NOS. 333-85083 AND 811-09541

Gentlemen:

         A legal opinion that we prepared was filed with Post-Effective Amendment No. 7 to your Registration Statement (the "Legal Opinion"). We hereby give your our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 8 to your Registration Statement (the "Amendment") and consent to all references to us in the Amendment.

         .........                      Very truly yours,


                                        ________/s/____________________________
                                        Brown, Cummins & Brown Co., L.P.A.